            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                       GIVE THE NAME AND
                                        SOCIAL SECURITY
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------
 1.  An individual's account         The individual

 2.  Two or more individuals (joint  The actual owner of
     account)                        the account or, if
                                     combined funds, the
                                     first individual on
                                     the account(1)

 3.  Husband and wife (joint         The actual owner of
     account)                        the account or, if
                                     joint funds, either
                                     person(1)

 4.  Custodian account of a minor    The minor(2)
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint          The adult or, if the
     account)                        minor is the only
                                     contributor, the
                                     minor(1)
 6.  Account in the name of          The ward, minor or
     guardian or committee for a     incompetent person(3)
     designated ward, minor, or
     incompetent person

 7.  a. The usual revocable savings  The grantor-
        trust account (grantor is    trustee(1)
        also trustee)
     b. So-called trust account      The actual owner(1)
        that is not a legal or valid
        trust under State law

 8.  Sole proprietorship account     The owner(4)
-----------------------------------------------------------


-----------------------------------------------------------
                                       GIVE THE EMPLOYER
                                         IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT:            NUMBER OF--
-----------------------------------------------------------
 9.  A valid trust, estate, or       The legal entity (Do
     pension trust                   not furnish the
                                     identifying number of
                                     the personal
                                     representative or
                                     trustee unless the
                                     legal entity itself is
                                     not designated in the
                                     account title)(5)

10.  Corporate account               The corporation

11.  Religious, charitable, or       The organization
     educational organization
     account

12.  Partnership account held in     The partnership
     the name of the business

13.  Association, club, or other     The organization
     tax-exempt organization

14.  A broker or registered nominee  The broker or nominee
-----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's SSN.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or EIN (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5 -- Application for a Social Security Number Card, or Form SS-4 -- Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You can get Forms SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676).

PAYEES EXEMPT FROM BACKUP WITHHOLDING
The following payees are specifically exempted from backup withholding on ALL payments:
  - An organization exempt from tax under section 501(a) of the Internal Revenue Code (the "Code"), an individual retirement plan, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
  - The United States or any of its agencies or instrumentalities.
  - A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
  - A foreign government, or any of its political subdivisions, agencies or instrumentalities.
  - An international organization or any of its agencies or instrumentalities. The following payees may be exempt from backup withholding:
  - A corporation.
  - A foreign central bank of issue.
  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  - A futures commission merchant registered with the Commodity Futures Trading Commission.
  - A real estate investment trust.
  - An entity registered at all times during the tax year under the Investment Company Act of 1940.
  - A common trust fund operated by a bank under section 584(a) of the Code.
  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
  - A financial institution.
  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
  - A trust exempt from tax under section 664 or described in section 4947.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A of the Code.

  PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.